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Exhibit 2.13
                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is made by and among DRAGON INTERNATIONAL GROUP CORP., a Nevada corporation with its principal place of business located at Bldg 14, Suite A09, International Trading Center, 29 Dongdu Road, Ningbo, China 315000 (the "Company") and ____________________ (the "Holder"). The Company and Holder agree as follows:

         1. Introduction. On December __, 2004, Company and Holder did enter into that certain Purchase Agreement (the "Agreement"), whereby the Company did offer to sell and Holder did agree to purchase Units, each Unit consisting of an 8% Secured Convertible Debenture in the principal amount of $50,000 and 250,000 Class"A" Common Stock Purchase Warrants (the "Warrants"). As an inducement for the Holder, the Company has agreed to grant certain registration rights to the Holder, whereby the Company shall register the shares of common stock underlying the Warrants; and (ii) those shares of common stock underlying the conversion right included in the Convertible Debenture. This Agreement states the terms and conditions of Holder's registration rights. All definitions included in the Agreement shall be consistent with the terms included herein.

         2.       Required Registration.

                  3.1 Request for Registration. On a one-time basis, at any time within the term of the Convertible Debenture (and any extension thereof), subject to the terms included herein, the Holders of Registerable Securities constituting a least a majority of the total Registerable Securities then outstanding may request that the Company register under the Securities Act all or any portion of the Registerable Securities for sale in the manner specified in the notice.

                  3.2 Registration. Promptly following receipt of any notice under Section 3.1, the Company shall immediately notify those Holders of Registerable Securities from whom notice has not been received, if any, and shall register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from Holder, the number of Registerable Securities specified in that notice. If the method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of the offering. The Company shall be obligated to register the Registerable Securities pursuant to this Section 3 on only one occasion.

                  3.3 Participation by the Company. The Company shall be entitled to include in any Registration Statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting Holder in accordance with applicable provisions of the Securities Act, shares of Common Stock or other securities of the Company to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), inclusion would adversely affect marketing of the proposed offering.

                  3.4 Underwriting. If Holder requests registration pursuant to
Section 3.1 and intends to distribute the Registerable Securities covered by his request by means of an underwriting, Holder shall so advise the Company as a part of his request made pursuant to Section 3.1 and the Company shall include that information in the written notice referred to in Section 3.2. The Company and Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company with the approval of Holder, and shall execute powers of attorney and custodial agreements in customary form for selling shareholders. A draft of the underwriting agreement shall be sent to Holder at least five days after the signing of the Letter of Intent with the underwriter. If Holder, prior to the filing of the registration statement, disapproves of the terms of the underwriting, Holder may elect to withdraw from the offering by written notice to the Company and the underwriter within 10 days after receipt of the proposed underwriting agreement.

         4. Incidental Registration. If the Company at any time (other than pursuant to Section 3 of this Agreement) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements not available for registering the Registerable Securities for sale to the public), each such time it will give written notice to Holder of outstanding Registerable Securities of its intent. Upon the written request of Holder, given within 10 days after receipt of notice from the Company, to register any of his Registerable Securities (which request shall state the intended method of disposition), the Company will cause the Registerable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of the Registerable Securities so registered. Holder shall be entitled to one exercise of the "piggyback" registration rights provided in this Section 4. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by Holder pursuant to this Section 4 to register Registerable Securities shall specify that either: (i) the Registerable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration; or (ii) the Registerable Securities are to be sold in the open market without any underwriting. The number of shares of Registerable Securities to be included in the underwriting may be reduced or omitted in their entirety if and to the extent that the managing underwriter shall be of the opinion that inclusion would adversely affect the marketing of the securities to be sold by the Company. Notwithstanding anything to the contrary contained in this Section 4, in the event that there is a firm commitment underwritten offering of securities of the Company pursuant to a registration covering the Company's securities and a selling Holder of Registerable Securities does not elect to sell his Registerable Securities to the underwriters of the Company's securities in connection with such offering, that Holder shall refrain from selling Registerable Securities so registered pursuant to this Section 4 during the period of distribution of the Company's securities by the underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that Holder shall, in any event, be entitled to sell his Registerable Securities in connection with the registration commencing on the 90th day after the effective date of the registration statement.

         5. Registration Procedures. If the Company is required by the provisions of Section 3 or 4 to effect the registration of the Registerable Securities under the Securities Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3 hereof, shall be on a form of general applicability satisfactory to the managing underwriter) with respect to the securities and use its best efforts to cause the registration statement to become and remain effective for the period of the contemplated distribution;

                  (ii) prepare and file with the Commission amendments and supplements to the registration statement and the related prospectus as necessary to keep the registration statement effective for the period of distribution and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by that registration statement in accordance with the intended method of disposition provided in the registration statement;
                  (iii) furnish to a selling Holder a number of copies of the registration statement and the included prospectus (including each preliminary prospectus) reasonably requested in order to facilitate the public sale or other disposition of the Registerable Securities covered by the registration statement.

                  (iv) immediately notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in the registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (v) if the offering is underwritten, to use its best efforts to furnish, at the request of Holder, on the date that Registerable Securities are delivered to the underwriters for sale pursuant to such registration; (1) an opinion of that date of counsel representing the Company for purposes of the registration, addressed to the underwriters and seller, stating that the registration statement has become effective under the Securities Act and that
(A) to the best knowledge of counsel, no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission (except that counsel need express no opinion as to financial statements), and
(C) to such other effects as may reasonably be requested by counsel for the underwriters or seller; and (2) a letter of that date from the independent public accountants retained by the Company, addressed to the underwriters and to the seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of the accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and the letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration for which the letter is being given as the underwriters or seller may reasonably request; and

                  (vi) make available for inspection by each seller, any underwriter participating in any distribution pursuant to the registration statement and any attorney, accountant, or other agent retained by the seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, and employees to supply all information reasonably requested by any the seller, underwriter, attorney, accountant or agent in connection with the registration statement.

         For purposes of paragraphs (i) and (ii) above and of Section 3.3, the period of distribution of Registerable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registerable Securities in any other registration shall be deemed to extend until the earlier of the sale of all covered Registerable Securities covered or nine months after the effective date.

         In connection with each registration, the Selling Holder of Registerable Securities will furnish to the Company in writing information with respect to himself and the proposed distribution by him as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 3 and 4 covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter in that form and containing those provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided that the agreement shall not contain any provision applicable to the Company which is inconsistent with the provisions of this Agreement and, further, provided that the time and place of the closing under the agreement shall be as mutually agreed upon between the Company and the managing underwriter.

         6. Expenses. All expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, blue sky fees and expenses, printing expense, fees and disbursements of counsel and independent public accounts for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, escrow fees, fees of transfer agents and registrars, costs of insurance, and fees and expenses of one special counsel for the sellers of Registerable Securities, but excluding any Selling Expenses are "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registerable Securities are "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 3 or 4. All Selling Expense in connection with any registration statement filed pursuant to Sections 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by persons other than the Company (except to the extent the Company shall be a seller), as they may agree.

         7. Indemnification. Insofar as any indemnification is not held to be against public policy, in the event of a registration of any of the Registerable Securities under the Securities Act pursuant to Sections 3 or 4, the Company will indemnify and hold harmless each underwriter of Registerable Securities and each Associate, if any, of such Holder or underwriter, against any losses, claims damages, or liabilities, joint or several, to which Holder or underwriter or Associate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registerable Securities was registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus or final prospectus contained in that the registration statement, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements in the registration statement not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction by the Company in connection with any registration, and will reimburse Holder, underwriter, and/or Associate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omissions made in conformity with information furnished by that Holder, underwriter and/or Associate in writing specifically for use in the registration statement or prospectus.

                  In the event of a registration of any of the Registerable Securities, under the Securities Act pursuant to Section 3 or 4 hereof, Holder of Registerable Securities will indemnify and hold harmless the Company and its Affiliates, and each underwriter and each Affiliate of any underwriter, against all losses, claims, damages, or liabilities, joint or several, to which the Company or underwriter or Affiliate may become subject under the Securities Act or otherwise, insofar as those losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registerable Securities was registered under the Securities Act pursuant to Sections 3 or 4, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement of the registration statement, or arise out of or are based upon the omission or alleged omission to state in the registration statement a material fact required to be stated or necessary to make the statements in the registration statement not misleading, and will reimburse the Company, each underwriter, and/or Affiliate thereof for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Holder will be liable hereunder in any case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to that Holder, as such, furnished in writing to the Company by the Holder specifically for use in that registration statement or prospectus; and provided further, however, that the liability of Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by Holder under the registration statement bears to the total public offering price of all securities sold under the registration statement, but not to exceed the proceeds received by Holder from the sale of Registerable Securities covered by that registration statement.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against the indemnifying party, so notify the indemnifying party in writing, but the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party other than under this Section 7. In case any action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement, the indemnifying party shall be entitled to participate in and, to the extent the indemnifying party shall wish, to assume and undertake the defense with counsel satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of separate counsel and other expenses related to participation to be reimbursed by the indemnifying party as incurred.

         8. Representations of the Company. The Company represents and warrants to the Holder as follows:

                  8.1 Authorization, Default. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement, or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties.

                  8.2 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies, or except as to the enforceability of indemnification under the Securities Act.

         9. Change in Commission Forms or Procedures. In the event that the Commission shall adopt new forms or procedures which authorize or permit other means of secondary distribution which may require action by the Company other than registration under the Securities Act, the parties agree that the foregoing provisions shall apply, as nearly as may be, to such new forms or procedures so long as the economic or other burden of compliance therewith to the Company or the Holder it not materially greater than the burden contemplated by the foregoing provisions.

         10. Notice. Any notice provided or permitted to be given under this Agreement must be in writing, but may be served by deposit in the mail, addressed to the party to be notified, postage prepaid, and registered or certified, with a return receipt requested. Notice given by registered mail shall be deemed delivered and effective on the date of delivery shown on the return receipt. Notice may be served in any other manner, including telex, telecopy, telegram, etc., but shall be deemed delivered and effective as of the time of actual delivery. For purposes of notice the addresses of the parties shall be as indicated hereinabove, or such other address as a party hereto may so indicate in the future, by providing written notice of the same to the other party.

         11. Entire Agreement. This Agreement, which incorporates all prior understanding relating to its subject matter, contains the entire agreement of the parties with respect to its subject matter and shall not be modified except by written instrument executed by each party.

         12. Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement shall not constitute a waiver of, or estoppel against asserting, the right to require performance in the future. A waiver or estoppel in any one instance shall not constitute a waiver or estoppel with respect to a later breach.

         13. Severability. If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over this subject matter, that contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect.

         14. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

         15. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         16. Successors and Assigns. Except as otherwise provided, this Agreement shall apply to, and shall be binding upon, the parties hereto, their respective successors and assigns and all persons claiming by, through, or under any of these persons. The rights of Holder under this


Agreement shall only be assignable with the consent of the Company for the initial 41 day period after issuance of the Option. Thereafter, the rights of Holder may be freely assignable.

         EXECUTED effective as of December ____, 2004.


                                 DRAGON INTERNATIONAL GROUP CORP.



                                           By:
                                              -------------------------------
                                             Title:

                                      HOLDER:


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